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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Middlefield Banc Corp. on Form S-8 of our report dated February 22, 2002 appearing in the Annual Report on Form 10-K of Middlefield Banc Corp. for the year ended December 31, 2001.



/s/ S.R. Snodgrass, A.C.

Wexford, PA
March 28, 2002